                                                                    Exhibit 11.1

                       GTS DUARTEK, INC. AND SUBSIDARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                         Three Months                     Nine Months
                                                     Ended September 30                Ended September 30
Primary:                                         1997                1996           1997                1996
                                             -------------      -------------- ---------------      -------------
Earnings (loss) applicable to common stock     $1,431,853            $426,056     $(2,234,439)        $1,442,896

Accrued dividend on preferred stock              (320,000)           (320,000)       (960,000)          (960,000)

Accretion of redeemable preferred stock           (55,951)            (55,122)       (167,232)          (164,749)
                                            -------------      -------------- ---------------      -------------
Net earnings (loss) applicable to common
 stock                                         $1,055,902             $50,934     $(3,361,671)          $318,147
                                            =============      ============== ===============      =============

Average common shares outstanding              12,608,091          12,276,192      12,518,620         11,142,706

Dilutive effect of stock options and
 warrants                                       1,880,036           2,488,879       1,150,293          2,512,337
                                            -------------      -------------- ---------------      -------------
Weighted average common shares outstanding     14,488,127          14,765,071      13,668,913         13,655,043

Earnings (loss) per common share                    $0.07               $0.00          $(0.25)             $0.02
                                            =============      ============== ===============      =============

Fully Diluted:

Earnings (loss) applicable to common stock      1,431,853             426,056      (2,234,439)         1,442,896

Accrued dividend on preferred stock              (320,000)           (320,000)       (960,000)          (960,000)

Accretion of redeemable preferred stock           (55,951)            (55,122)       (167,232)          (164,749)
                                            -------------      -------------- ---------------      -------------
Net earnings (loss) applicable to common
stock                                          $1,055,902             $50,934     $(3,361,671)          $318,147
                                            =============      ============== ===============      =============

Average common shares outstanding              12,608,091          12,276,192      12,608,091         11,142,706

Dilutive effect of stock options and
 warrants                                       2,078,803           2,541,587       1,143,296          2,540,631
                                            -------------      -------------- ---------------      -------------
Weighted average common shares outstanding     14,686,894          14,817,779      13,751,387         13,683,337

Earnings (loss) per common share                    $0.07               $0.00          $(0.24)             $0.02
                                            =============      ============== ===============      =============

                                    Page 1